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                                                                   Exhibit 10.19

                                    AGREEMENT

          THIS AGREEMENT is made this 10th day of July 2001 by and between Hecla Mining Company (the "Company") and __________________ (the "Employee").

          WHEREAS, the Company wishes to assure itself of stability and continuity of management throughout the period of financial and organizational restructuring required to restore the Company to financial health and stability.

          WHEREAS, the Company recognizes that the financial and operational restructuring may require the Company to engage in certain mergers, consolidations, major sales of assets and businesses, and similar fundamental changes in the structure and/or control of the Company, and that these fundamental changes may have a substantial effect on the organization of the Company and key executive positions.

          WHEREAS, the Company believes that the key executives charged with the development and implementation of the Company's restructuring must be assured of economic and other security from the uncertainties inherent in the restructuring, including the risk to their continued employment.

          NOW, THEREFORE, this Agreement is made to assure the fulfillment of the Company's objectives in a manner which serves the best interests of the Company by providing the Employee with certain additional compensation for the continued services of the Employee during the period of uncertainty which will exist during the development and implementation of the Company's restructuring. Accordingly, the Company and the Employee agree as follows:

          1. Implementation of Agreement. This Agreement shall become effective on the date of the Agreement as identified above and unless extended by mutual agreement shall end on the earliest of January 7, 2003, the fourth business day after the date as of which the Employee's employment terminates for any reason, or the date of a Change in Control of the Company, as defined in that certain Employment Agreement between the Company and the Employee dated June 1, 2000, or any amendment or replacement of such agreement. Nothing in this Agreement is intended to supersede, invalidate, or duplicate the provisions of any other agreement in force with the Employee, except to the extent that this Agreement provides any additional compensation as provided herein and except to the extent it modifies the schedule of payments of amounts to be distributed to the
Employee under the Company's terminated 1995 Executive Deferral Plan. If the Employee remains in the employ of the Company in his current capacity or in such other capacity as to which the Company and the Employee may agree, the Employee shall be entitled to the additional compensation as provided below.


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          2.  Additional Retention Compensation.  As additional compensation for the continued retention of the Employee's services until the respective dates indicated below during the proposed period of restructuring, the following retention bonus amounts shall be paid to the Employee:

             (a) On June 30, 2002, the amount of $____________, reduced by the aggregate amount of payments received by the Employee through June 30, 2002 under the terminated Hecla Mining Company 1995 Executive Deferral Plan. The Employee shall also be entitled to a payment of interest at the rate of 9.24% per anum on all amounts due the Employee prior to June 30, 2002, but not paid to the Employee, under the Company's terminated 1995 Executive Deferral Plan from the due date until June 30, 2002.

             (b) On December 31, 2002, the amount of $____________, reduced by the aggregate amount of payments received by the Employee from July 1, 2002 through December 31, 2002 under the terminated Hecla Mining Company 1995 Executive Deferral Plan. The Employee shall also be entitled to a payment of interest at the rate of 9.24% per anum on amounts due the Employee subsequent to June 30, 2002, but prior to December 31, 2002, but not paid to the Employee under the Company's terminated 1995 Executive Deferral Plan from the due date until December 31, 2002. If the amount set forth in this paragraph
                  (b) is paid as provided herein, the Employee shall not be entitled to any further payments under the Company's terminated 1995 Executive Deferral Plan.

          3. Payment of Retention Compensation. The retention compensation bonus amounts provided in Paragraph 2 above shall be paid to the Employee by the Company on or within three business days after the dates indicated. If the Company fails to pay any such amount, the amount unpaid shall bear interest at a rate of ten percent per annum. No amount which has not then become due hereunder shall become payable hereunder following the earlier of the date of a Change in Control of the Company as described in Paragraph 1 above or the date of the Employee's termination of employment for any reason; provided that if the Employee's employment is involuntarily terminated by the Company without cause (as defined below), any remaining unpaid amounts hereunder shall be accelerated and shall become immediately due, and shall be paid at the time of the Employee's termination of employment without cause or within three business days thereafter. Notwithstanding a Change of Control or termination of employment as provided in the foregoing sentence, the Employee shall always be entitled to amounts held in the Employee's account under the


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          Company's terminated 1995 Executive Deferral Plan.  For this  purpose, termination without cause means termination of the Employee's employment for other than the Employee's (i) death, (ii) total and permanent disability, (iii) intentional and continued gross malfeasance or nonfeasance of a material nature,
(iv) refusal to or failure to attempt to follow the written legal directions of the Board of Directors or a more senior executive to which the Employee directly reports which are consistent with the Employee's responsibilities relating to the Company's businesses, or (v) conviction of a felony.

          4. Non-Alienation. The Employee shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any payments provided under this Agreement; and no payments payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. This provision does not affect beneficiary designations or testamentary dispositions to the extent applicable.

          5. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Idaho.

          6. Amendment. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

          7. Successors; Binding Agreement. All provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company (including any successor to, or assignee of, any of the assets or business of the Company), and the term "Company" as used herein shall include Hecla Mining Company and all such successors and assigns. The Company will require any such successor assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall entitle the Employee to compensation from the Company in the same amount and on the same terms as would be payable hereunder by the successor assignee employer as provided herein.

          8.  Counterparts.   This  Agreement may be executed  in  two  or  more
counterparts, any one of which shall constitute an original without reference to the others.








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          IN  WITNESS  WHEREOF,  the Employee has executed this  Agreement  and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.

                                HECLA MINING COMPANY

                                By:   /s/ Arthur Brown
                                   ______________________________
                                   Arthur Brown
                                   Chairman and Chief Executive Officer



                                   ______________________________
                                   (Employee)